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                                                                      EXHIBIT 11

                      SUN TELEVISION AND APPLIANCES, INC.
              COMPUTATION OF NET (LOSS) INCOME PER COMMON SHARE
                    (In thousands except per share amounts)
                                  (Unaudited)

                                                                  FOR THE
                                                               QUARTERS ENDED
                                                            --------------------
                                                            June 1,      May 27,
                                                             1996          1995
                                                            -------      -------
Net (loss) income                                           $(4,588)     $   211
                                                            =======      =======

Common shares outstanding:

    Weighted average                                         17,364       17,278
    Dilutive effect of stock options                             70          206
                                                            -------      -------

    Weighted average shares used to calculate
    net (loss) income per share                              17,434       17,484

    Add net additional dilutive effect of stock
    options using period-end market price                        95           20
                                                            -------      -------

    Weighted average shares used to calculate
    fully diluted (loss) earnings per share                  17,529       17,549
                                                            =======      =======

(Loss) earnings per share:

    Assuming primary dilution                                 $(.26)       $ .01
                                                              =====        =====

    Assuming full dilution                                    $(.26)       $ .01
                                                              =====        =====